                                  Exhibit A
                        Registration Rights Agreement

        This Agreement is entered into by and between James H. Dahl and Rock Creek Partners, Ltd., a Florida limited partnership (individually, an "Investor" and, collectively the "Investors") and Proactive Technologies, Inc., a Florida corporation (the "Company") as of this ___ day of August, 1996.

        Section 1. Definitions. As used in this Agreement, unless the context otherwise requires, the following terms have the following respective meanings:

        Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

        Common Stock: The shares of Common Stock, par value $.04 per share, of the Company as existing on the date hereof.

        Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

        Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivison thereof or a governmental agency.

        Registrable Securities: (a) any shares of Common Stock issued pursuant to the Stock Exchange Agreement between the Investors and the Company dated September __, 1996 and (b) securities issued or issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                Registration Expenses: All expenses incident to the Company's performance of or compliance with Sections 2 and 3 hereof, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers of securities, but excluding underwriting discounts, commissions, transfer taxes or any other expense of the Investor, if any

        Requesting Holder:  As defined in Section 3 hereof.

        Securities Act:  The Securities Act of 1933, or any similar
        Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

        Section 2. Registration on Request. (a) Registration Required. At any time or from time to time after the date hereof until such time as the Investors shall be eligible to effect sales pursuant to Rule 144(k) under the Securities Act or any similar rule or regulation hereafter adopted by the Commission, upon the written request of one or more of the Investors, the Company shall use its best efforts to effect the registration under the Securities Act of all the Investors' Registrable Securities; provided that the Company shall not be required to effect more than two registrations pursuant to this Section 2 and shall not be required to complete an effective registration prior to one year from the date hereof.

        (b) Information. The Company agrees to include any registration statement filed under this Section 2 all information which holders of Registrable Securities being registered shall reasonably request (after giving due regard to the confidentiality of such information).

        (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.

        (d) Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other govermental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied.

        Section 3.  Incidental Registration.  (a)  Right to Include
Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms and other than pursuant to Section 2 hereof), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3. Upon the written request of any such holder (a "Requesting Holder") made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under Section 2 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

        If the securities being registered by the Company are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities and of any other securities requested to be included would interfere with the successful marketing of the securities being registered by the Company (such writing to state the basis of such belief and the approximate number of such Registrable Securities and other securities so requested to be offering included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities exclude pro rata from such underwritten offering the number of such Registrable Securities and shares of such other securities so requested to be included so that the resultant aggregate number of such Registrable Securities and of such other securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter pro rata based on the number of shares so requested to be included.


        The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.


        Section 4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3 hereof, the Company shall, as expeditiously as possible:

                (i) prepare and (in the case of a registration pursuant to Section 2 hereof such filing to be made within 30 days after the initial request of one or more of the Investors) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective, provided, however, that the Company furnish to the counsel selected by the holders of Registrable
        Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the prior review of such counsel;

                (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or in the case of a registration pursuant to
        Section 3 hereof, the expiration of 90 days after such registration statement becomes effective;

                (iii) furnish to each seller of Registrable Securities covered by such registration statement and each Requesting Holder and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and Requesting Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Seller;

     (iv) use its best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as shall reasonably be requested by such seller and any Requesting Holder, (B) to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and (C) take any other action which may be reasonably necessary or advisable to enable Requesting Holder or seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision
(iv), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

     (vi) notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such seller or Requesting Holder (and each underwriter, if any) a rea-
     sonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the full Calendar Month after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of Section ll(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days (or such shorter reasonable time period as given circumstances shall dictate) prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; and

          (viii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding more than 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters, respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 6. Indemnification. (a) Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless the holder of any Registrable Securities covered by any registration statement filed pursuant to
Section 2 or 3 hereof, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, such Requesting Holder and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder, as the case may be, specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

     (b) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivision of this
Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivision of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

        (c) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

        (d)  Indemnification Payments.  The indemnification required by this
Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        (e) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 6 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

        The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision
(e) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivisions of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action claim.

        Notwithstanding the provisions of this subdivision (e), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or
(ii) in the case of an underwiter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Section 7. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) (1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 8. Assignment. The provisions of this Agreement which are for the benefit of the Investors shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

     Section 9. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than 50% of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 9, whether or not such Registrable Securities shall have been marked to indicate such consent.

     Section 10. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     Section 11. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and either hand delivered or sent by prepaid commercial courier, telecopy or first-class registered or certified mail, postage prepaid, and addressed if to the Investors:  James H. Dahl and
                                     Rock Creek Partners, Ltd.
                                     1200 Gulf Life Drive
                                     Suite 902
                                     Jacksonville, FL 32207
                                     Attention: Arthur L. Cahoon
                                     FAX: 904-393-9003
           with a copy to:        Kirschner, Main, Graham, Tanner &
                                  Demont
                                  One Independent Drive, Suite 2000
                                  Jacksonville, Florida 32202
                                  (Mailing Address):
                                  P.O. Box 1559
                                  Jacksonville, Florida 32201-1559)
           Attention:             James L. Main, Esq.
           FAX:                   (904) 358-2199

           if to any other
           holder of Registrable
           Securities:            The address that such holder shall
                                  have furnished to the Company in
                                  writing, or, until any such other
                                  holder so furnishes to the Company
                                  an address, then to and at the
                                  address of the last holder of such
                                  Registrable Securities who has
                                  furnished an address to the Company

           if to the Company:     Robert E. Maloney, Jr.
                                  7118 Beech Ridge Trail
                                  Tallahassee, Florida 32312
                                  FAX:904-668-9100

           with a copy to:        Daniel L. Dinur, Esq.
                                  One Lakeside Commons
                                  990 Hammond Drive, Suite 760
                                  Atlanta, Georgia 30328
                                  FAX: 770-395-3171


or at such other address the Investor or the Company shall have given notice to other. Notices sent by commercial courier services for next day delivery shall be deemed given and received the day after they are sent, notices sent by telecopy shall be deemed given and received the day they are sent, and notices sent by mail shall be deemed given and received five (5) days after being mailed as aforesaid.

     Section 12. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida without reference to the principles of conflicts of laws.

     Section 14. Termination. This Agreement shall terminate when (i) a registration statement with respect to the sale of the Registration Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iii) the Registrable Securities shall have ceased to be outstanding.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year set forth above.


            Proactive Technologies, Inc.,     Rock Creek Partners, Ltd.,
            a Delaware Corporation            a Florida corporation

            By:                               By:
               ---------------------------       ---------------------------
            Its                  President        Arthur L. Cahoon,
               ---------------------------        general partner

            Attest:                           By:
                    ----------------------       ---------------------------
            Its                  Secretary        James H. Dahl,
               ---------------------------        general partner



                                                  --------------------------
                                                  James H. Dahl,
                                                  individually

                                 EXHIBIT "B"

                            LITIGATION OF QUINSTONE

        Siva Yam & Associates v. QuinStone Industries, Inc. seeking recovery of commission.

                                 EXHIBIT "C"

                 MATERIAL CHANGES IN QUINSTONE SINCE 7/31/96






                                    "NONE"

                                 EXHIBIT "D"

                  LITIGATION OF PROACTIVE TECHNOLOGIES, INC.



        1.)     Deocrete of Tampa Bay, Inc. v. Deco-Crete International, Inc.,
and Decocrete Worldwide, Inc.

                Complaint served 7/15/96 alleging breach of existing exclusivity agreement signed between Plaintiff and Decocrete Int'l. Motion to dismiss filed August 13, 1996. Currently, settlement negotiations are ongoing to give a new contract with Decocrete Worldwide.

        2.)     D.C. Marshall Enterprises, Inc. v. Decocrete Int'l, Inc.

                Complaint served June 6, 1996 alleging Breach of Contract, and Misrepresentation against Decocrete Int'l. Motion to Strike Count II for Misrepresentation and Answer and Affirmative Defenses filed on Count I on June 26, 1996. Action has been dormant since.

                                 EXHIBIT "E"


                    MATERIAL CHANGES IN PTEK SINCE 3/31/96




                                    "NONE"